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                                                                    EXHIBIT 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                      Consent of PricewaterhouseCoopers LLP



Perceptron, Inc.
47827 Halyard Drive
Plymouth, Michigan 48170



Re:  Perceptron, Inc. Registration Statement on Form S-8

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1998 on our audits of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan 48243
September 29, 1998